UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 17, 2019
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders	3
SIGNATURES	5

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 17, 2019, Republic Services, Inc. ("Republic" or the "Company") held its 2019 Annual Meeting of Shareholders. The shareholders voted on the matters set forth below:
1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
Manuel Kadre	281,200,576	789,152	74,924	13,922,007
Tomago Collins	281,808,907	181,466	74,279	13,922,007
Thomas W. Handley	261,157,446	20,832,215	74,991	13,922,007
Jennifer M. Kirk	281,856,081	147,112	61,459	13,922,007
Michael Larson	277,156,723	4,829,395	78,534	13,922,007
Kim S. Pegula	281,708,741	290,404	65,507	13,922,007
Ramon A. Rodriguez	276,872,987	5,053,285	138,380	13,922,007
Donald W. Slager	281,784,392	205,564	74,696	13,922,007
James P. Snee	281,791,128	196,526	76,998	13,922,007
John M. Trani	281,670,674	315,508	78,470	13,922,007
Sandra M. Volpe	281,867,509	132,700	64,443	13,922,007
Katharine B. Weymouth	281,692,262	305,843	66,546	13,922,007

2. The proposal to approve the compensation of the Company's named executive officers was approved based upon the following advisory, non-binding votes:

Votes for	274,327,528
Votes against	7,149,687
Abstentions	587,437
Broker non-votes	13,922,007

3. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019 was approved based upon the following votes:

Votes for	292,416,441
Votes against	3,462,435
Abstentions	107,783
Broker non-votes	—

4. The shareholder proposal regarding electoral contributions and expenditures was not approved based upon the following votes:

Votes for	63,082,224
Votes against	208,201,075
Abstentions	10,781,353
Broker non-votes	13,922,007

An Arizona statute, on its face, applies to any public company that is headquartered in Arizona, has assets of at least $1 million in Arizona and has more than 500 Arizona employees. The statute provides that if a person or group acquires 20% or more of the stock of such a company, the shares in excess of the 20% threshold may not be voted on matters other than the election of directors (subject to limited exceptions). In a 2007 decision, a federal court in Arizona stated that the statute is unconstitutional and unenforceable in the case of an entity, like Republic, that is incorporated in Delaware. If the statute were deemed to be enforceable and applicable to us and to the shares of our common stock held by Cascade Investment, L.L.C. (“Cascade”) (which held approximately 33.8% of our common stock as of the record date for the Annual Meeting), approximately 44 million fewer shares would have been voted for each of proposals two through four, but the outcome of the decisions on those matters would not have been impacted. The Company does not currently take any position regarding the enforceability of the statute or its application to us or the common stock voted by Cascade.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.
Date: May 17, 2019	By:	/s/ Charles F. Serianni
Charles F. Serianni
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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